We ask you to vote your shares FOR ALL of the Company’s trustee nominees on the WHITE proxy card today. Dear Fellow Shareholder, You have an important decision to make regarding the future of your investment in Whitestone REIT. Your Board asks you to support the re-election of Whitestone’s three trustees standing for election this year so that they can continue overseeing the implementation of the Company’s long-term strategic plan and serving the interests of ALL Whitestone shareholders. We ask you to vote your shares FOR ALL of the Company’s trustee nominees on the WHITE proxy card today. Your vote is especially important this year given that KBS Strategic Opportunity REIT (KBS) – a shareholder and an externally managed, non-traded Real Estate Investment Trust (REIT) – has filed preliminary proxy materials to run a competing slate of two candidates for election to the Whitestone Board of Trustees. Whitestone believes that it has the right strategy and the right team in place to generate long-term value for the benefit of all shareholders. Your vote on the WHITE proxy card in advance of our Annual Meeting of Shareholders on May 17, 2018 is critically important no matter how many shares you own. WHITESTONE HAS GENERATED INDUSTRY-LEADING TOTAL SHAREHOLDER RETURNS Whitestone has delivered strong financial and operating results while making significant changes to enhance the Company’s competitive advantages on three fronts: • “Acquiring High Quality Properties” in strong markets; • “Operating an E-Commerce Resistant Retail Business Model” in a disrupted retail environment; and • “Attracting Institutional Investors” by making corporate governance changes. These changes include refreshing our Board with the addition of three new independent trustees — significantly enhancing the Board’s gender, ethnic, age, and professional diversity – as well as overall compensation alignments in line with our peer group. In 2017, Whitestone was added to the S&P Small Cap 600 Index; closed on two Class-A retail centers; and raised an additional $100 million in a common share equity offering. This was all accomplished despite the impact of Hurricane Harvey and while producing strong financial results and industry-leading total returns to shareholders. Whitestone’s success is driven by an entrepreneurial culture with a forward thinking and proven "e-commerce resistant" business strategy. We expect to continue to create shareholder value by consistently executing on our clearly articulated strategy with our highly qualified winning team of knowledgeable, experienced, and dedicated real estate professionals. Whitestone has made tremendous strides both financially and operationally. Whitestone has generated total shareholder returns (“TSR”) that are among the best in the publicly traded U.S. shopping center REIT sector. In 2017, we distributed more than $40 million in dividends and ranked #1 in total shareholder return among the 17 U.S. Public Shopping Center REITs. Similarly, for the year ended December 2017, we achieved competitive TSR We ask you to vote your shares FOR ALL of the Company’s trustee nominees on the WHITE proxy card today.

rankings of #2 of 16 over a three-year period, #5 of 15 over a five-year period, and #4 of 13 since our IPO, per S&P Global Market Intelligence1. Further, Whitestone’s management team continues to build a robust and sustainable business, completing $205 million of acquisitions and $17.5 million of capital improvements to our portfolio of properties in 2017. We believe that our innovative approach to investment in our properties enables us to provide an attractive return to our shareholders in the form of dividends, and ultimately, share price appreciation. As disciplined stewards of your capital, we strive to balance growth to maximize risk-adjusted returns. #1 in Total Shareholder Return 1 YEAR #2 in Total Shareholder Return 3 YEAR PROTECT YOUR DIVIDENDS Whitestone is executing a strategy to deliver stable and predictable monthly dividends. Since our IPO in August of 2010, Whitestone has paid a consistent dividend for 89 consecutive months and over $170 million in dividends paid to shareholders. WHITESTONE HAS THE RIGHT STRATEGY TO CREATE LONG-TERM SHAREHOLDER VALUE IN A RAPIDLY CHANGING RETAIL MARKETPLACE At the center of Whitestone’s success is our entrepreneurial culture built on our differentiated contrarian strategy that focuses on the consumer and service-based retail properties. We are committed to acquiring, owning, managing, developing and redeveloping “e-commerce resistant” neighborhood shopping centers that attract and retain customers by providing daily essential services and products not readily available online. We are successfully executing our strategy in neighborhoods with high household incomes in the fastest growing cities in business-friendly states. Percentage Return (%) Percentage Return (%) Cumulative Dividends per Share ($) Total Dividends Paid since IPO ($, millions) -40 -20 0 20 W S R R EG W R I R O IC C DR FR T U E B FS R P T U BA R P A I K R G A K R W H LR B R X K IM D DR WSR: +9% AVERAGE: -9% 17 Publicly Traded US Shopping Center REITs 16 Publicly Traded US Shopping Center REITs -60 -40 -20 0 20 40 RO IC WS R BF S R EG U B A W R I FR T A K R R P T RPA I CD R B R X K IM K R G DD R WHL R WSR: +24% AVERAGE: -3% Cumulative Dividends  Cumulative Dividends per Share  Total Dividends Paid since IPO 0.38 1.52 2.66 3.80 4.94 6.08 7.22 8.36 3 13 28 48 74 102 134 175 0 40 80 120 160 200 0 2 4 6 8 10 2010 2011 2012 2013 2014 2015 2016 201 7

Additionally, our talented workforce is key to our success, and we continue to train our future leaders and managers at Whitestone through our real estate executive development program, coupled with a performance- based culture to profitably scale our business. Through these efforts, the Board and management team remain focused on strategically positioning the Company for growth and delivering sustainable value for all shareholders. We are excited for the future of Whitestone and confident that our forward-looking strategy will produce outstanding results. We have proven our ability to grow our real estate portfolio from $150 million to over $1 billion since the Company’s IPO in 2010. We have geographically diversified our portfolio and consistently and decisively taken the right steps to improve the business, drive growth and create shareholder value. WHITESTONE HAS THE RIGHT BOARD TO LOOK OUT FOR SHAREHOLDERS’ BEST INTERESTS The Whitestone Board is composed of seven highly qualified trustees, six of whom are independent. Our trustees bring diverse and valuable skillsets that are highly relevant to the Company’s businesses, including management, financial and operational experience. Several are also well-versed in the REIT industry and possess retail expertise. We have also added new and diverse voices over the past year to our Board with our three new independent trustees. The Board takes its duties seriously and is committed to enhancing value for all stakeholders. PLAN 2023’S LONG-TERM OBJECTIVES TO CREATE ENHANCED VALUE Our Board recently adopted Whitestone’s new long-term goals. Our 2023 goals include: Targeting reduced leverage, including a Net Debt to Adjusted EBITDA ratio range of 6 to 7 times by: • Increasing cash flows from lease up of vacant spaces and rate increases; • Selectively disposing of properties, including our “highly-levered“ non-core portfolio owned through Pillarstone Capital REIT Operating Partnership, L.P.; and • Financing future acquisitions with a lower debt component; Targeting an improved general and administrative expense-to-revenue ratio range of 8 to 10 percent by: • Reducing general and administrative expenses; • Increasing revenue through lease up of vacant spaces and rental rate increases; and • Growing our asset base; Growing our cash flow target and improving dividend payout ratio; Increasing market presence in our existing markets in the Sunbelt states, including: Houston, Dallas-Ft. Worth, Austin, San Antonio, and Phoenix-Scottsdale; and Cultivating valuable, long-term relationships with our tenants and stakeholders.

1 Total shareholder return is defined as share price change plus re-invested dividends. Peers include Acadia Realty Trust, Brixmor Property Group Inc., Cedar Realty Trust Inc., DDR Corp., Federal Realty Investment Trust, Kimco Realty Corp., Kite Realty Group Trust, Ramco-Gershenson Properties Trust, Regency Centers Corp., Retail Opportunity Investments Corp., Retail Properties of America, Inc., Saul Centers Inc., Urban Edge Properties, Urstadt Biddle Properties Inc., Weingarten Realty Investors, and Wheeler REIT Inc., excluding any such peer which was not a public company for the entirety of the applicable TSR period. Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Secu- rities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposi- tion strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to success- fully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Additional Information Whitestone REIT has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connec- tion with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). Whitestone REIT, its trustees and its executive officers and Innisfree M&A Incorporated on their behalf will be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting. Information regarding the names of the Company’s trustees and executive officers and their ownership in the Company’s common shares and other securities is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Trustees for election at the 2018 Annual Meeting of Shareholders are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain a copy of the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www. whitestonereit.com. YOUR VOTE IS IMPORTANT Whitestone is well-positioned to capitalize on the opportunities ahead. The Board is focused on extending Whitestone’s strong track record of financial and operational growth. On behalf of the Board of Trustees and management team, we appreciate the continued interest and support of ALL Whitestone shareholders, as we remain committed to maximizing value for all of you. Sincerely, James C. Mastandrea Chairman and CEO Please refer to the enclosed WHITE proxy card for information on how to vote by telephone or by Internet, or simply sign and date the WHITE proxy card and return it in the postage-paid envelope provided and vote “FOR” all of Whitestone’s trustees. If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-750-0502.